Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated January 24, 2000, incorporated by reference in The ServiceMaster Company's Annual Report on Form 10-K for the year ended December 31, 1999, into The ServiceMaster Company's previously filed Registration Statement File Nos. 333-33580, 333-89037, 333-78239, 333-74781, 033-55761, 033-39148 on Form S-8 and
No. 333-91381 on Form S-3. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1999, or performed any audit procedures subsequent to the date of our report.

Arthur Andersen LLP

Chicago, Illinois
May 15, 2000


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 15, 2000


              THE SERVICEMASTER COMPANY
              (Registrant)

              By: ______________________________________

              Steven C. Preston
              Executive Vice President and Chief Financial Officer



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 15, 2000


              THE SERVICEMASTER COMPANY
              (Registrant)

              By:                 /S/STEVEN C. PRESTON
                 --------------------------------------------------
                                Steven C. Preston
              Executive Vice President and Chief Financial Officer


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